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                                                                      EXHIBIT j


                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Trustees of AIM Series Trust:

           RE:       AIM Global Trends Fund


We consent to the inclusion in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A, under the Securities Act of 1933, as amended and Amendment No. 11 under the Investment Company Act of 1940, of AIM Series Trust: AIM Global Trends Fund (the "Fund"), of our report dated February 19, 1999, on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the periods stated therein, which is also included in this Registration Statement. We also consent to the reference to our Firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants" in the Statement of Additional Information.




/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP


Boston, Massachusetts
August 19, 1999